Exhibit 10.2

FORM OF COMPANY STOCKHOLDER SUPPORT AGREEMENT

TUHURA BIOSCIENCES, INC.

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of April [●], 2024, is made by and among Kintara Therapeutics, Inc., a Nevada corporation (“Parent”), TuHURA Biosciences, Inc., a Delaware corporation (the “Company”), and the undersigned holder (“Stockholder”) of shares of capital stock (the “Shares”) of the Company.

WHEREAS, Parent, Kayak Mergeco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares, and holds options to purchase shares of Company Common Stock (“Company Options”), and/or such other rights to acquires shares of Company Common Stock, as the case may be, in each case in the number of Shares] indicated opposite Stockholder’s name on Schedule 1 attached hereto;

WHEREAS, as an inducement and a condition to the willingness of Parent, Merger Sub and the Company to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent, Merger Sub and the Company’s entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, Stockholder, Parent and the Company agree as follows:

1.
Agreement to Vote Shares. Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, Stockholder shall:
(a)
appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present there at for purposes of calculating a quorum; and
(b)
from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares that Stockholder shall be entitled to so vote: (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; if applicable, in favor of the approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Merger Agreement and the transactions contemplated thereby on the date on which such meeting is held. Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.
2.
Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time.
3.
Additional Purchases. Stockholder agrees that any shares of capital stock or other equity securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires sole or shared voting power (including any proxy) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any Company Options or otherwise, including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any Shares (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.
4.
Share Transfers. The Shares or any New Shares may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than (i) transfers by will or by operation of Law or other transfers for estate-planning purposes, (ii) if Stockholder is a corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors (an “Entity”), a transfer to one or more partners or members of Stockholder or to an Affiliated corporation, trust or other Entity under common control with Stockholder, or if Stockholder is a trust, a transfer to a beneficiary, (iii) with respect to any options or warrants to acquire Shares held by Stockholder which expire on or prior to the Expiration Date, transfers, sale, or other disposition of Shares to the Company as payment for the (a) exercise price of Stockholder’s options or warrants and (b) taxes applicable to the exercise of Stockholder’s options or warrants, (iv) transfers to another holder of the capital stock of the Company that has signed a voting agreement in substantially the form hereof, or (v) transfers, sales or other dispositions as Parent may otherwise agree in writing in its sole discretion. If any voluntary or involuntary transfer of any Shares covered hereby shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, Liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not a Stockholder and has not executed a counterpart hereof or joinder hereto.
5.
Waiver of Appraisal Rights. Stockholder hereby agrees not to (a) assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including under Section 262 of the DGCL) with respect to the Merger and any rights to dissent with respect to the Merger (collectively, “Appraisal Rights”) or (b) commence or participate in any claim, derivative or otherwise, against the Company relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated thereby, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated thereby.
6.
Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and the Company as follows:
(a)
If Stockholder is an Entity: (i) Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii) Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery of this Agreement, performance of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder and no other proceedings on the part of Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. If Stockholder is an individual, Stockholder has the legal capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby;
(b)
this Agreement has been duly executed and delivered by or on behalf of Stockholder and, to Stockholder’s knowledge and assuming this Agreement constitutes a valid and binding agreement of the Company and Parent, constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of Law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;
(c)
Stockholder beneficially owns the number of Shares indicated opposite Stockholder’s name on Schedule 1, and will own any New Shares, free and clear of any Liens, and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares or New Shares and none of the Shares or New Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares or the New Shares, except as contemplated by this Agreement;
(d)
to the knowledge of Stockholder, the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder and the compliance by Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, Contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any Law, statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other Entity, any bylaw or other organizational documents of Stockholder; except for any of the foregoing as would not reasonably be expected to prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect;
(e)
the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect;
(f)
no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any Contract made by or on behalf of Stockholder; and
(g)
as of the date of this Agreement, there is no Action pending or, to the knowledge of Stockholder, threatened against Stockholder that would reasonably be expected to prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect.
7.
Release of Claims.
(a)
Subject to and upon the consummation of the Merger and the receipt of the Merger Consideration to which Stockholder is entitled, Stockholder, and, if Stockholder is a legal entity, together with the Stockholder’s officers, directors, stockholders, Subsidiaries and Affiliates, and each of their respective heirs, Representatives, successors and assigns (such persons, the “Releasors”), hereby fully and unconditionally (subject to the receipt of the amounts specified in this paragraph) releases, acquits and forever discharges, to the fullest extent permitted by law, each of Parent, Merger Sub, the Company, each of their subsidiaries and affiliates and their respective past, present or future officers, directors, employees, counsel and agents, and the stockholders of the Company prior to Closing (such persons, the “Releasees”), from and against any and all liabilities, actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, whether known or unknown, asserted or unasserted, suspected or unsuspected, absolute or contingent, unmatured or inchoate, both at law and in equity, which Stockholder or any of the Releasors ever had, now has or may hereafter have against any of the Releasees, on or by reason of any matter, cause or thing whatsoever that arose prior to the Closing; provided, however, that nothing herein shall be deemed to release (a) any right of Stockholder expressly set forth in the Merger Agreement, including the right to receive the Merger Consideration to which it may be entitled pursuant to the Merger Agreement in accordance with the terms thereof, (b) any liabilities of a Releasee in connection with any future transactions between the parties that are not related to the Merger Agreement or the transactions contemplated thereby and (c) any employment compensation or benefits matter affecting any Releasor in his or her capacity as a director, manager, officer or employee of the Company, its Affiliates or its Subsidiaries.
(b)
Stockholder represents that as to each and every claim released hereunder, Stockholder has received the advice of legal counsel with regard to the releases contained herein,

and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY

(c)
Stockholder represents and acknowledges that he, she, or it has read this release and understands its terms and has been given an opportunity to ask questions of the Company’s representatives. Stockholder further represents that in signing this release he, she or it does not rely, and has not relied, on any representation or statement not set forth in this release made by any representative of the Company or anyone else with regard to the subject matter, basis or effect of this release or otherwise.
8.
Irrevocable Proxy. Subject to the final sentence of this Section 8, by execution of this Agreement, Stockholder does hereby appoint the Company and any of its designees with full power of substitution and resubstitution, as Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of Stockholder’s rights with respect to the Shares, to vote and exercise all voting and related rights, including the right to sign Stockholder’s name (solely in its capacity as a stockholder) to any stockholder consent, if Stockholder is unable to perform or otherwise does not perform his, her or its obligations under this Agreement, with respect to such Shares solely with respect to the matters set forth in Section 1 hereof. Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date, hereby revokes any proxy previously granted by Stockholder with respect to the Shares and represents that none of such previously-granted proxies are irrevocable. The irrevocable proxy and power of attorney granted herein shall survive the death or incapacity of Stockholder and the obligations of Stockholder shall be binding on Stockholder’s heirs, personal representatives, successors, transferees and assigns. Stockholder hereby agrees not to grant any subsequent powers of attorney or proxies with respect to any Shares with respect to the matters set forth in Section 1 until after the Expiration Date. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date.
9.
No Litigation. Stockholder hereby agrees not to commence, maintain or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Entity (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger), (b) alleging a breach of any fiduciary duty of any Person in connection with the Merger Agreement or the transactions contemplated thereby, (c) seeking Appraisal Rights in connection with the Merger or (d) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated by the Merger Agreement or this Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit Stockholder from enforcing the Stockholder’s rights under this Agreement (including, for the avoidance of doubt, pursuant to

Section 7) or Stockholder’s right to receive the Merger Consideration to which it may be entitled pursuant to the Merger Agreement in accordance with the terms thereof.
10.
Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without the need of posting bond in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.
11.
Directors and Officers. This Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company and/or holder of Company Options and not in Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of the Company in the exercise of his or her fiduciary duties as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.
12.
No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Parent does not have authority to exercise any power or authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.
13.
Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve any party from liability for any fraud or for any willful and material breach of this Agreement prior to termination hereof; provided, further, that if the termination of this Agreement is due to the occurrence of the Effective Time, Section 5, Section 7, Section 9, Section 15 and this Section 13 shall survive such termination.
14.
Further Assurances. Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the transactions contemplated in the Merger Agreement.
15.
Disclosure. Stockholder hereby agrees that Parent and the Company may publish and disclose in any registration statement, any prospectus filed with any regulatory authority in connection with the transactions contemplated by this Agreement and the Merger Agreement and any related documents filed with such regulatory authority and as otherwise required by Law, Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to any registration statement or prospectus or in any other filing made by Parent or the Company as required by Law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the transactions contemplated by the Merger Agreement, all subject to prior review and an opportunity to comment by Stockholder’s counsel. Prior to the Closing, Stockholder shall not, and shall use its reasonable best efforts to cause its representatives not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, without the prior written consent of Parent and the Company, provided that the foregoing shall not limit or affect any actions taken by Stockholder (or any affiliated officer or director of Stockholder) that would be permitted to be taken by Stockholder, Parent or the Company pursuant to the Merger Agreement; provided, further, that the foregoing shall not effect any actions of Stockholder the prohibition of which would be prohibited under applicable Law.
16.
Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), by facsimile transmission (providing confirmation of transmission) or by electronic transmission (providing confirmation of transmission) to the Company or Parent, as the case may be, in accordance with Section 9.4 of the Merger Agreement and to Stockholder at his, her or its address or email address (providing confirmation of transmission) set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).
17.
Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

18.
Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights, interests, or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by such party without the prior written consent of the other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights, interests, or obligations by such party without the other party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
19.
No Waivers. No waivers of any breach of this Agreement extended by the Company or Parent to Stockholder shall be construed as a waiver of any rights or remedies of the Company or Parent, as applicable, with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of Stockholder or any other stockholder of the Company. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
20.
Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws. In any Action between any of the parties arising out of or relating to this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or Legal Proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 20, (iii) waives any objection to laying venue in any such Action in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 16 of this Agreement.
21.
Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING, OR COUNTERCLAIM RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH AND THE MATTERS CONTEMPLATED HEREBY AND THEREBY.
22.
No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover Laws and regulations and any applicable provision of the certificate of incorporation of the Company, the Merger Agreement and the transactions contemplated thereby, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

23.
Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission via “.pdf” shall be sufficient to bind the parties to the terms and conditions of this Agreement.
24.
Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of each party hereto; provided, however, that the rights or obligations of any Stockholder may be waived, amended or otherwise modified in a writing signed by Parent, the Company and Stockholder.
25.
Fees and Expenses. Except as otherwise specifically provided herein, the Merger Agreement or any other agreement contemplated by the Merger Agreement to which a party hereto is a party, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.
26.
Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties. Each of the parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.
27.
Construction.
(a)
For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b)
The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(c)
As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(d)
Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement, respectively.

(e)
The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page has Intentionally Been Left Blank]

EXECUTED as of the date first above written.

STOCKHOLDER STOCKHOLDER NAME:

Signature: ___________________________
Name (if an Entity):
Title (if an Entity):

[Signature Page to Support Agreement]

EXECUTED as of the date first above written.

TuHURA BIOSCIENCES, INC.

By: ___________________________
Name:
Title:

[Signature Page to Support Agreement]

KINTARA THERAPEUTICS, INC.

By: ___________________________
Name:
Title:

[Signature Page to Support Agreement]

SCHEDULE 1

Name of Stockholder
Address:

Attention:
Email:

COMPANY SECURITIES HELD

Shares of Common Stock and Shares of Preferred Stock:

Company Stock Options:

Shares underlying other rights (e.g., Company Warrants):